As filed with the Securities and Exchange Commission on June 4, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MakeMyTrip Limited

(Exact name of registrant as specified in its charter)

Mauritius	000000000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19th Floor, Building No. 5

DLF Cyber City

Gurugram, India, 122002

(Address of principal executive offices)

MakeMyTrip 2010 Share Incentive Plan

(Full title of the plan)

MakeMyTrip Inc.
60 East 42nd Street

Suite 605
New York, New York 10165

(Name and address of agent for service)

(212) 760-1511

(Telephone number, including area code, of agent for service)

Copies to:

Michael W. Sturrock, Esq.
Rajiv Gupta, Esq.
Latham & Watkins LLP
9 Raffles Place #42-02
Republic Plaza
Singapore 048619
+65-6536-1161

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary shares, $0.0005 par value per share	2,405,000 shares	$27.28	$65,608,400.00	$7,157.88
(1)

Represents (a) 1,850,000 additional ordinary shares available for issuance pursuant to awards that may be granted under the MakeMyTrip 2010 Share Incentive Plan (as amended, the “2010 Plan”) pursuant to that certain Seventh Amendment to the 2010 Plan, effective as of May 25, 2021 and (b) 555,000 additional ordinary shares subject to awards granted under the 2010 Plan that may become available for issuance under the 2010 Plan if any awards under the 2010 Plan are forfeited, lapse unexercised or are settled in cash. In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional ordinary shares which become issuable under the 2010 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s ordinary shares reported on the NASDAQ Global Market on June 1, 2021.

EXPLANATORY STATEMENT

Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the 2010 Plan, is effective. Therefore, this registration statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents, the signature page and information that is required in this registration statement that is not in the earlier registration statement.

This registration statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8, being (a) Registration File No. 333-168880, filed with the Securities and Exchange Commission on August 17, 2010, (b) Registration File No. 333-215814, filed with the Securities and Exchange Commission on January 30, 2017, (c) Registration File No. 333-218329, filed with the Securities and Exchange Commission on May 30, 2017, (d) Registration File No. 333-226081, filed with the Securities and Exchange Commission on July 6, 2018, and (e) Registration File No. 333- 230912, filed with the Securities and Exchange Commission on April 17, 2019 and (f) Registration File No. 333-248402, filed with the Securities and Exchange Commission on August 25, 2020. After giving effect to this filing, an aggregate of 19,383,449 ordinary shares have been registered for issuance pursuant to the 2010 Plan.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See the attached Exhibit Index.

MAKEMYTRIP LIMITED

EXHIBIT INDEX

No.	Description

4.1

Constitution of MakeMyTrip Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-168315) as filed with the Securities and Exchange Commission on July 26, 2010).

4.2

Form of ordinary share certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (File No. 333-168315) as filed with the Securities and Exchange Commission on July 26, 2010).

4.3

MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 10.1.2 to the Registration Statement on Form F-1 (File No. 333-168315) as filed with the Securities and Exchange Commission on July 26, 2010).

4.4

First Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 99.5 to the Form 6-K (File No. 001-34837) as filed with the Securities and Exchange Commission on October 19, 2016).

4.5

Second Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 4.5 to the Form S-8 (File No. 333-215814) as filed with the Securities and Exchange Commission on January 30, 2017).

4.6

Third Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 99.2 to the Form 6-K (File No. 001-34837) as filed with the Securities and Exchange Commission on May 19, 2017).

4.7

Fourth Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 4.6 to the Form 20-F (File No. 001-34837) as filed with the Securities and Exchange Commission on June 20, 2018).

4.8

Fifth Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 99.2 to the Form 6-K (File No. 001-34837) as filed with the Securities and Exchange Commission on January 24, 2019).

4.9

Sixth Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 4.8 to the Form 20-F (File No. 001-34837) as filed with the Securities and Exchange Commission on August 17, 2020).

4.10

Seventh Amendment to MakeMyTrip 2010 Share Incentive Plan (incorporated by reference to Exhibit 99.2 to the Form 6-K (File No. 001-34837) as filed with the Securities and Exchange Commission on May 25, 2021).

5.1*	Opinion of Appleby Mauritius, counsel to the Registrant, as to the legality of the Ordinary Shares being registered.

23.1*	Consent of KPMG Assurance and Consulting Services LLP, independent registered public accounting firm.

23.2*	Consent of Appleby Mauritius (included in opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gurugram, Haryana, India, on June 4, 2021.

MakeMyTrip Limited

By:	/s/ Deep Kalra
Name:	Deep Kalra
Title:	Director and Group Executive Chairman

We, the undersigned directors of MakeMyTrip Limited and executive officers of MakeMyTrip Limited and its subsidiaries hereby severally constitute and appoint Deep Kalra and Rajesh Magow, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on June 4, 2021.

Signature	Title

/s/ Deep Kalra	Director and Group Executive Chairman
Deep Kalra	(group principal executive officer)

/s/ Rajesh Magow	Director and Group Chief Executive Officer
Rajesh Magow

/s/ Mohit Kabra	Group Chief Financial Officer
Mohit Kabra	(group principal financial officer and group principal accounting officer)

/s/ Cindy Xiaofan Wang	Director
Cindy Xiaofan Wang

/s/ James Jianzhang Liang	Director
James Jianzhang Liang

/s/ Jane Jie Sun	Director
Jane Jie Sun

/s/ Xing Xiong	Director
Xing Xiong

/s/ Jonathan I. Huang	Authorized Representative in the United States
Jonathan I. Huang